                   [LETTERHEAD OF VIANET TECHNOLOGIES, INC.]

                                             November 28, 2001


                                     NOTICE
                     TO HOLDERS OF VIANET TECHNOLOGIES, INC.
                     CLASS A COMMON SHARE PURCHASE WARRANTS
                     CLASS B COMMON SHARE PURCHASE WARRANTS
                     CLASS C COMMON SHARE PURCHASE WARRANTS

Dear Shareholder:

         Vianet Technologies, Inc. is hereby notifying you of several changes regarding its offer to purchase class A, B, and C common stock purchase warrants of the Company, either currently outstanding or issuable upon exercise of outstanding warrants (the "Offer"), upon the terms and conditions set forth in the Notice to Shareholders dated October 20, 2000 (the "Original Notice").

         Subject to the original terms of the Offer, the Company agreed to:

         (a) reduce the exercise price of 100% of the class A common stock purchase warrants from $1.53 to $0.01, and to reduce the exercise price of 50% of the class B common stock purchase warrants from $1.91 to $0.01;

         in consideration of

         (b)      the holders of such securities agreeing to

                  (i) exercise 100% of the reduced price class A and B common stock purchase warrants, and

                  (ii) cancel the remaining class B and C common stock purchase warrants which they currently hold or one entitled to receive.

The Company hereby amends the terms of the Offer as follows:

         I.       Waiver of Registration Requirement

                  The original terms and conditions of the Offer required that funds and the certificates for the class A and B warrants be held in escrow until such time as a registration covering the sale of the common stock underlying the class A and B warrants is declared effective by the Securities and Exchange Commission. The Company has determined to remove this requirement. Accordingly, none of the shares of common stock issued pursuant to exercise of the class A and B warrants will be registered under the Securities Act of 1933, and certificates representing the shares will contain a legend restricting the distribution, resale, transfer, pledge, hypothecation or other disposition of the securities unless and until such shares of common shares are registered under the Securities Act or an opinion of counsel reasonably satisfactory to the Company is received that registration is not required under the Securities Act. The Company has filed a resale registration statement covering the shares of common stock issuable upon exercise of the warrants with the Securities and Exchange Commission, however no assurance may be given when, or if, the Company will complete the registration process or the Securities and Exchange Commission will declare such registration statement as effective.

         II.      Accreditation Questionnaire

                  To ensure compliance with applicable securities regulations regarding this change in the Offer, the Company requires that each Securityholder participating in the Offer complete an accreditation certification, attached hereto as part of Exhibit A.

         III.     Extension of Offer Period.

                  The Company is extending the deadline for Shareholder's acceptance of the Offer to December 27, 2001.

         If you desire to participate in this offer, you must use the "Election and Accreditation Certification" form, attached hereto as Exhibit A, when tendering and exercising your Warrants.

         In the event that you have already submitted an Election Form to participate in the Offer, you are required to resubmit the attached Election and Accreditation Certification form to reaffirm your desire to participate in the Offer. FAILURE TO RESUBMIT THE ATTACHED ELECTION AND ACCREDITATION CERTIFICATION FORM WILL RESULT IN YOUR NO LONGER BEING ELIGIBLE TO PARTICIPATE IN THE OFFER, IN WHICH EVENT ANY FUNDS OR DOCUMENTS PREVIOUSLY SUBMITTED WILL BE RETURNED TO YOU.

         If you have any questions please contact the undersigned.

                                             Sincerely,
                                             /s/Jeremy Posner
                                             Jeremy Posner
                                             Chairman

[VIANET TECHNOLOGIES, INC. LOGO]


                    ELECTION AND ACCREDITATION CERTIFICATION


         I,______________________________________, hereby agree to tender
                           Name

  ___________________ class A, B and C warrants of Vianet Technologies, Inc., number of each warrant

(the "Company"), to the Company. I understand that upon such tender and acceptance by the Company (i) fifty percent (50%) of my class B warrants and all of my class C warrants will be cancelled, and (ii) the exercise price of my class A warrants and the balance of my class B warrants will be reduced to $.01 per share. I further agree to tender the exercise price for my class A warrants and remaining class B warrants and hereby exercise such warrants, with the express understanding that none of the shares of common stock issuable upon exercise of the class A and B warrants will be registered under the Securities Act and the certificates representing the shares issued pursuant to exercise of the warrants, will contain a legend restricting the distribution, resale, transfer, pledge, hypothecation or other disposition of the securities unless and until such shares are registered under the Securities Act or an opinion of counsel reasonably satisfactory to the Company is received that registration is not required under the Securities Act.

(Check one)

[  ]     I enclose:

         (i) a check for $_________, payable to the Company to cover this purchase; and

         (ii)     certificates representing all of my class A, B and C warrants.

[  ]     I have previously forwarded:

         (i) a check for $_________, payable to the Company to cover this purchase; and

         (ii)     certificates representing all of my class A, B and C warrants.

I hereby certify that I am:
(Initial the appropriate item(s))

_____    (i)      a natural person who had individual income of more than
                  $200,000 in each of the most recent two years or joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year ("income", for purposes hereof, should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (1) any deduction of long-term capital gains under section 1202 of the Internal Revenue Code of 1986 (the "Code"), (2) any deduction for depletion under
                  Section 611 et seq. of the Code, (3) any exclusion for interest under Section 103 of the Code and (4) any losses of a partnership as reported on Schedule E of Form 1040);

_____    (ii)     a natural person whose individual net worth (i.e. total assets in excess of total liabilities), or joint net worth with my spouse, will at the time of purchase of the Notes be in excess of $1,000,000;

_____    (iii)    the agent of a trust (other than a revocable grantor trust), which trust has total assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Notes offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Notes;

_____    (iv)     the agent of an employee benefit plan within the meaning of
                  Title I of the Employee Retirement Income security Act of
                  1974, and either (a) the investment decision will be made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or a registered investment adviser; or (b) the employee benefit plan has total assets in excess of $5,000,000; or (c) the employee benefit plan is a self-directed plan, including an Individual
                  Retirement Account, with the meaning of Title I of such act, and the person directing the purchase is an Accredited
                  Investor.

                  *NOTE. If the Securityholder is relying solely on Item (iv) for its Accredited Investor status, please print the name of the person directing the purchase in the following space and furnish a completed and signed Accredited Investor Certification for such person.

_____    (v)      an investor otherwise satisfying the requirements of Sections
                  501(a)(l), (2) or (3) of Regulation D promulgated under the Securities Act, which includes but is not limited to, a self-directed employee benefit plan where investment decisions are made solely by persons who are "accredited investors" as otherwise defined in Regulation D;

_____    (vi)     a director or executive officer of Vianet Technologies, Inc.;
                  or

_____    (vii)    the agent of an entity (including an IRA or revocable grantor trust but other than a conventional trust) in which all of the equity owners meet the requirements of at least one of the above subparagraphs.

BY EXECUTING THIS ELECTION AND ACCREDITATION CERTIFICATION FORM AND/OR PARTICIPATING IN THIS TENDER OFFER, EACH INVESTOR:

(i) SHALL BE DEEMED TO HAVE RELEASED ANY AND ALL RIGHTS OR CLAIMS AGAINST VIANET TECHNOLOGIES INC., THAT SUCH INVESTOR MAY POSSESS, FROM OR IN ANY WAY RELATED TO THE PURCHASE OF SECURITIES IN THE 1999 PRIVATE PLACEMENTS BY VIANET TECHNOLOGIES INC; and

(ii) HEREBY REPRESENTS AND WARRANTS THAT THE FOREGOING STATEMENTS ARE TRUE AND ACCURATE TO THE BEST OF THE INFORMATION AND BELIEF OF THE UNDERSIGNED AND THE UNDERSIGNED WILL PROMPTLY NOTIFY THE COMPANY OF ANY CHANGES IN THE FOREGOING ANSWERS.

         Please note:

         (1) Signature must be identical to name in which Warrants are issued.

         (2)      Original Warrants must accompany the Election Form.

         (3) This election form may be hand delivered or faxed to Vianet Technologies, Inc. at (972) 608-0780, Attn: Peter Leighton. If faxed, your payment and original Warrant certificates must be received at Vianet Technologies, Inc. within 5 days of the faxing of this form.

FOR EXECUTION BY INDIVIDUALS:
(see following page if signing on behalf of an entity)



------------------------------------        ------------------------------------
Signature of Prospective Purchaser          Please Print Name


------------------------------------        ------------------------------------
Signature of Joint Purchaser                Please Print Name

Executed at:      City:                   , State:                  ;
                       -------------------        ------------------
                  On this              day of                     , 2001.
                          ------------        --------------------


FOR EXECUTION BY ENTITIES:

------------------------------------
Name of Entity

------------------------------------
Type of Entity

------------------------------------
Authorized Agent of Company

------------------------------------
Signature of Authorized Agent

Executed at:      City:                   , State:                  ;
                       -------------------        ------------------
                  On this              day of                     , 2001.
                          ------------        --------------------